Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

January 5, 2017

Addus HomeCare Corporation

2300 Warrenville Rd.

Downers Grove, IL

Re:	Shelf Registration Statement on Form S-3 of Addus HomeCare Corporation

Ladies and Gentlemen:

We have acted as legal counsel to Addus HomeCare Corporation, a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of (1) the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), warrants to purchase the Common Stock and the Preferred Stock or any combination of such securities (the “Warrants”), units consisting of the Common Stock, the Preferred Stock and/or the Warrants in any combination (the “Units”) and (2) 4,084,725 shares of Common Stock held by certain selling shareholders set forth in the Registration Statement (the “Secondary Common Stock” and together with the Common Stock, the Preferred Stock, the Warrants and the Units, the “Securities”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. As to various issues of fact, we have relied upon the representations and warranties of the Company contained in the Registration Statement and upon statements of officers of the Company, without independent verification or investigation.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act and (ii) all Securities being issued and sold in the manner stated in the Registration Statement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, as well as other assumptions limitations and qualifications set forth herein, we are of the opinion that:

1.	Any shares of Common Stock, when (i) the Board of Directors of the Company (the “Board”) has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock, (ii) the terms of the issuance of the shares of Common Stock has been duly authorized and established, (iii) the shares of Common Stock comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the shares of Common Stock have been delivered to and paid for by the purchases thereof (and such consideration per share is not less than the par value per share of the Common Stock), will be validly issued, fully paid and non-assessable.

2.	The Secondary Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

3.	Any shares Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such shares of Preferred Stock, (ii) the terms of the shares of the Preferred Stock and of their issuance and sale have been duly established and authorized, (iii) the shares of Preferred Stock comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) certificates in the form required under Delaware corporate law representing the shares of Preferred Stock have been duly executed and countersigned, and delivered to and paid for by the purchasers thereof (and such consideration per share is not less than the par value per share of the Preferred Stock), will be validly issued, fully paid and non-assessable.

4.	Any Warrants, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established and authorized in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor, (v) the Warrants comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Company has received the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the unit agreement relating to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable unit agreement against payment therefor, (iv) the Units, as executed and delivered, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (v) the Units comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions expressed herein are limited to the laws of the State of Delaware and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion are strictly limited to the matters stated in this opinion and no other opinions are to be implied.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC